Exhibit 10.1

Execution copy
NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 12, 2018 (the “Effective Date”) by and among Sport Endurance, Inc., a Nevada corporation, (the “Guarantor”), Yield Endurance, Inc., a New Jersey corporation, (the “Company), and the Purchaser set forth on the signature page affixed hereto (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, in consideration for the Purchase Price (as defined below), upon the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase, a secured demand promissory note subject to an original issue discount in the amount of Five Million and 00/100 Dollars ($5,000,000), in the face amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000) substantially in the form attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Guarantor has agreed to guarantee the Obligations, as such term is defined in the Security Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Sale and Purchase of the Note.

(a) Issuance of the Note.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Company hereby sells to the Purchaser, and the Purchaser hereby irrevocably purchases from the Company, the Note (the principal amount of $5,500,000 subject to an original issue discount of $500,000) in consideration for Five Million and 00/100 Dollars ($5,000,000) (the “Purchase Price”) as provided in Section 1(c). The Note will be registered in the Purchaser’s name in the Company’s records.

(b) Delivery.  The sale and purchase of the Note shall take place on the date hereof (the “Closing Date”) at a closing (the “Closing”) to be held at such place and time as the Company and Purchaser may determine.  On or prior to Closing, the parties shall deliver the items set forth in Section 1(f) of this Agreement.

(c) BTC Delivery at Closing.  Within 24 hours of the Closing, the Purchaser shall deliver to the Company, or to a third party depository for the benefit of the Company $5,000,000 of Bitcoin (“BTC”), as detailed below, owned by Purchaser. The exchange rate for such BTC will be calculated at the actual purchase rates incurred by the Purchaser or its subsidiary for the purchase of the BTC.  Simultaneously with this Agreement, the Company is entering into a Confidential BTC Lending Program Participation Agreement (the “BTC Lending Agreement”) with Madison Partners, LLC, a Delaware limited liability company (the “Depository”). By the delivery of the BTC to the Company or the Depository, the Purchaser shall vest good, valid and marketable title to the BTC in and to the Company, which shall have the power to convey title pursuant to the BTC Lending Agreement.

(d) Security Interest.  The Note shall be secured by a first priority security interest in all of the assets of the Company and Guarantor pursuant to the terms set forth in a security agreement by and among the Company, Guarantor and the Purchaser (the “Security Agreement”).

(e) Payments.  The Company will make all payments due and owing under the Note in accordance with the terms and conditions regarding timing set forth in the Note and with instructions as to the manner and means for making such payments provided by the Purchaser in writing, or in such other manner, as the Purchaser may from time to time direct in writing.

2.	Closing.

(a) Company Deliverables. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser and the Depository, as applicable, the following:
(i) this Agreement duly executed by the Company and the Guarantor to the Purchaser;

(ii) a Note, in the form of Exhibit A, registered in the name of such Purchaser;

(iii) a warrant registered in the name of the Purchaser to purchase up to  25,000,000  shares of Common Stock of Guarantor, substantially in the form attached hereto as Exhibit B (the “Warrant” and together with the shares of the Guarantor’s common stock (the “Common Stock”) underlying such Warrant, the “Securities”);

(iv) the Security Agreement, in the form of Exhibit C, duly executed by the Purchaser, the Company and the Guarantor;(v) The Guaranty, in the form of Exhibit D, duly executed by the Guarantor;

(vi) the Account Control Agreement, in the form of Exhibit E, duly executed by the Depository and Company;

(vii) the BTC Lending Agreement, in the form of Exhibit F, duly executed by the Depository and the Company;

(viii) legal opinion substantially in the form reasonably acceptable to the Purchaser;

(ix) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the date hereof, certifying to the fulfillment of the conditions specified in Section 2(g) hereof; and

(x) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the date hereof, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein) and the issuance of the Note, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

This Agreement, the Note, the Warrant, the Security Agreement, the Guaranty, the Account Control Agreement, and the BTC Lending Program Participation Agreement are collectively referred to as the Transaction Documents;

(b)                 Purchaser Deliverables. In connection with the Closing, the Purchaser shall deliver or cause to be delivered the following:
(i) this Agreement duly executed by such Purchaser to the Company, on or prior to the Closing;

(ii) evidence that such Purchaser’s Purchase Price has been delivered to the Company or the Depository in BTC under the Account Control Agreement within 24 hours of the Closing.

(c) Closing Conditions. The obligations of the Purchaser hereunder to effect the Closing, unless waived, are subject to the following conditions being met:
(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all conditions, obligations, covenants and agreements of Company under this Agreement  required to be performed in all material respects at or prior to the Closing Date shall have been performed; and

(iii) all Required Approvals, as defined in Section 3(g) of this Agreement, obligations, covenants and agreements of the Company required to be performed under this Agreement at or prior to the Closing Date shall have been performed;

(iv) the delivery by the Company of the items set forth in Section 2(a) of this Agreement; and

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof and on the Closing Date.

3.     Representations and Warranties of the Company and the Guarantor.  Except as set forth in the disclosure letter, which letter shall be deemed a part hereof (the “Disclosure Letter”), the Company and the Guarantor, hereby jointly and severally, make the following representations and warranties to each Purchaser:

(a) Subsidiaries.  The Guarantor has no direct and indirect subsidiaries except for the Company (the “Subsidiaries”).

(b) Organization and Qualification.  The Guarantor and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Guarantor nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Guarantor and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Guarantor and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Guarantor’s or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  Each of the Guarantor and the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Guarantor and the Company and the consummation by each of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Guarantor and the Company and no further action is required by the Guarantor, the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Guarantor and the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Guarantor and the Company enforceable against the Guarantor and the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, liquidation moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Guarantor and the Company of this Agreement and the other Transaction Documents to which each is a party, the issuance and sale of the Note, the Guaranty, and the Securities and the consummation by each of the transactions contemplated hereby and thereby to which each is a party do not and will not: (i) conflict with or violate any provision of the Guarantor’s or any Subsidiary’s certificate or articles of incorporation, organizational or charter documents, (ii) subject to Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Guarantor or the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  Except as disclosed on Section 3(e) of the Disclosure Letter, neither the Company nor the Guarantor is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other provincial or foreign or domestic federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Guarantor or the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 3(g) of this Agreement, and (ii) the filing of a Form D with the Securities and Exchange Commission (the “Commission”) and applicable state securities laws (collectively, the “Required Approvals”).

(f) Capitalization.  The capitalization of the Guarantor is as set forth in Section 3(f) of the Disclosure Letter. The Guarantor has not issued any capital stock since its most recently filed report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Guarantor’s stock plans, the issuance of shares of Common Stock to employees pursuant to such stock plans and pursuant to the conversion and/or exercise of Common Stock equivalents including convertible notes outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed on Section 3(f) of the Disclosure Letter, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or material contracts, commitments, understandings or arrangements by which the Guarantor or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock equivalents. Except as set forth on Section 3(f) of the Disclosure Letter, the issuance and sale of the Note and/or the Securities will not obligate the Guarantor to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Guarantor securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Guarantor are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Guarantor or the Company or others is required for the issuance and sale of the Note and/or the Securities.  Except as disclosed on Section 3(f) of the Disclosure Letter, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Guarantor’s capital stock to which the Guarantor is a party or, to the knowledge of the Guarantor, between or among any of the Guarantor’s stockholders.

(g) Form 8-K; Financial Statements.  The Guarantor files reports under Section 15(d) of the Exchange Act and has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 15(d) thereof (assuming it was required to file reports under Section 15(d)), for the six (6) months preceding the date hereof.  The Form 8-K described in Section 4(e), upon its filing, will comply in all material respects with the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth in Section 3(g) of the Disclosure Letter, the latest audited financial statements of the Guarantor included in the Guarantor’s filings with the Securities and Exchange Commission (“SEC Reports”), if any, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and are subject to normal, immaterial, year-end audit adjustments, and fairly present in all material respects the financial position of the Guarantor and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments.  Except as disclosed in the Disclosure Letter, or in the SEC Reports since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed not later than five (5) Trading Days prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Guarantor nor the Company has incurred any liabilities (contingent or otherwise) other than (A) trade payables, and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) transaction expenses incurred in connection with the Transaction Documents, and (C) liabilities not required to be reflected in the Guarantor’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither the Guarantor nor the Company has altered its method of accounting, (iv) neither the Guarantor nor the Company has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither the Guarantor nor the Company has issued any equity securities to any officer, director or affiliate. The Guarantor does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as disclosed on Section 3(h) of the Disclosure Letter, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Guarantor or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Guarantor under applicable Securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(i) Litigation.  Except as set forth in the Disclosure Letter, or in the SEC Reports, to the knowledge of the Guarantor, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, nor to the knowledge of the Guarantor is there any reasonable basis for any such Action that would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Guarantor, there is not pending or contemplated, any investigation by the Commission involving the Guarantor or, to the knowledge of the Guarantor, any current or former director or officer of the Guarantor, nor any current or former officer, director, control person, principal shareholder, or creditor with respect to the relationship of any of the foregoing to the Guarantor.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Guarantor or any Subsidiary under the Exchange Act or the Securities Act.

(j) Compliance.  To the Guarantor’s knowledge, neither the Guarantor nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Guarantor or any subsidiary under), nor has the Guarantor or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(k) Title to Assets.  The Guarantor and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Guarantor and the Subsidiaries, in each case free and clear of all liens, except for permitted liens as disclosed on Section (k) of the Disclosure Letter (“Permitted Liens”).  Any real property and facilities held under lease by the Guarantor and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Guarantor and the Subsidiaries are in compliance, except where the non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(l) Agreements.  Section 3(l) of the Disclosure Letter contains a complete and accurate list of all material contracts relating to the Guarantor’s intellectual property rights to which the Guarantor is a party or by which the Guarantor is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $100,000 under which the Guarantor is the licensee. There are no outstanding and, to Guarantor’s knowledge, no threatened disputes or disagreements with respect to any such agreement.

(m) Know-How Necessary for the Business.  To the Guarantor’s knowledge and except as otherwise set forth in in Section 3(m) of the Disclosure Letter, the Guarantor’s intellectual property rights are all those necessary for the operation of the Guarantor’s businesses as it is currently conducted or as represented, in writing, to the Purchasers to be conducted.  To the Guarantor’s knowledge and except as otherwise set forth in in Section 3(m) of the Disclosure Letter: the Guarantor is the owner of all right, title, and interest in and to each of the Guarantor’s intellectual property rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Guarantor’s intellectual property rights, subject in each case to Permitted Liens.

(n) Insurance.  The Guarantor and the Subsidiaries will acquire $1,000,000 of insurance coverage at reasonable cost as may be necessary to continue its business.

(o) Transactions With Affiliates and Employees.  Except as set forth in Section 3(o) of the Disclosure Letter, none of the officers or directors of the Guarantor or any Subsidiary and, to the knowledge of the Guarantor, none of the employees of the Guarantor or any Subsidiary is presently a party to any transaction with the Guarantor or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Guarantor, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Guarantor or in accordance with the past practices of the Guarantor and; (iii) other employee benefits, including stock option agreements under the Guarantor’s stock plans.

(p) Money Laundering.  To the knowledge of the Guarantor, the operations of the Guarantor and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor or any Subsidiary, threatened, nor is there, to the knowledge of the Guarantor or any Subsidiary, any reasonable basis for any of the foregoing.

(q) Certain Fees.  Except as set forth in Section 3(q) of the Disclosure Letter, no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Guarantor or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the

Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated by the Transaction Documents other than any fees or obligations incurred by the Purchaser.

(r) Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, registration under the Securities Act is not required for the offer and sale of the Note or the Warrant by the Guarantor to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, as defined in Section 4(d)(i).

(s) Investment Company.  The Guarantor is not, and is not an affiliate of, and immediately after the Closing Date, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Registration Rights.  Except as set forth in Section 3(t) of the Disclosure Letter, and other than the Purchaser, no Person has any right to cause the Guarantor to effect the registration under the Securities Act of any securities of the Guarantor or any Subsidiary.

(u) Listing and Maintenance Requirements.  The Common Stock of the Guarantor is listed on the OTCQB under the symbol “SENZ”.  Except as set forth in Section 3(u) of the Disclosure Letter, the Guarantor has not, preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Guarantor is not in compliance with the listing or maintenance requirements of such Trading Market.

(v) Application of Takeover Protections.  The Company and the Board of Directors of the Guarantor will have taken no later than 45 days following the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Guarantor’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is applicable to the Purchaser as a result of the Purchaser’s and the Guarantor fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Guarantor’s issuance of the Note and Warrants and the Purchasers’ ownership thereof.

(w) Disclosure.  Except as otherwise set forth in in Section 3(w) of the Disclosure Letter, all of the disclosure in the SEC Reports, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Guarantor acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

(x) No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5 hereof, neither the Guarantor, nor, to the knowledge of the Guarantor, any of its affiliates, nor any Person acting on its or, to the knowledge of the Guarantor, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities by the Guarantor to be integrated with prior offerings by the Guarantor for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market (as defined herein) on which any of the securities of the Guarantor are listed or designated.

(y) Bankruptcy; Indebtedness.  Neither the Guarantor nor the Company has knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Guarantor nor the Company is in default with respect to its Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Guarantor’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

(z) Tax Status.  Except as disclosed in Section 3(z) of the Disclosure Letter and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Guarantor and its Subsidiaries each (i) has made or filed all required United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as disclosed in Section 3(z) of the Disclosure Letter, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Guarantor or of any Subsidiary know of no reasonable basis for any such claim.

(aa) No General Solicitation.  Neither the Guarantor nor, to the knowledge of the Guarantor, any person acting on behalf of the Guarantor has offered or sold any of the Securities by any form of general solicitation or general advertising. The Guarantor has offered the Securities for sale only to the Purchaser within the meaning of Rule 501 under the Securities Act.

(bb) Foreign Corrupt Practices.  To the knowledge of the Company, neither the Guarantor nor any Subsidiary, nor to the knowledge of the Guarantor or any Subsidiary, any agent or other person acting on behalf of the Guarantor or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Guarantor or any Subsidiary (or made by any person acting on its behalf of which the Guarantor is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(cc) Accountants.  The Guarantor’s accounting firm is set forth in Section 3(cc) of the Disclosure Letter.  To the knowledge and belief of the Guarantor, such accounting firm is registered with the Public Company Accounting Oversight Board, and shall express its opinion with respect to the financial statements to be included in the Guarantor’s Annual Report for the fiscal year ending August 31, 2018.

(dd) Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Guarantor that: (i) the Purchaser has not been asked by the Guarantor to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Guarantor, or “derivative” securities based on securities issued by the Guarantor or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this Agreement or future private placement transactions, may negatively impact the market price of the Guarantor’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Guarantor further understands and acknowledges that (y) the Purchaser may engage in hedging activities in accordance with all applicable laws at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of any underlying shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Guarantor at and after the time that the hedging activities are being conducted. The Guarantor acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee) Regulation M Compliance.  The Guarantor has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Guarantor, other than, in the case of clauses (ii) and (iii), compensation paid to the Guarantor’s placement agent in connection with the placement of the Securities.

(ff) Office of Foreign Assets Control.  Neither the Guarantor nor any Subsidiary nor, to the Guarantor’s knowledge, any director, officer, agent, employee or affiliate of the Guarantor or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(gg) Reporting Company/Shell Company.  The Guarantor is a publicly-held company which voluntarily files reports under Section 13(a) of the Exchange Act.  Pursuant to the provisions of the Exchange Act, except as disclosed in Section 3(gg) of the Disclosure Letter, the Guarantor

has timely filed all reports and other materials required to be filed by the Guarantor thereunder with the SEC during the preceding twelve (12) months assuming the Guarantor was so required.  The Guarantor has not been informed by the Commission that as of the date hereof the Guarantor is a “shell company” as that term is employed under Rule 144 under the Securities Act.

(hh) Sarbanes-Oxley; Internal Accounting Controls.  To the knowledge of the Guarantor, except as disclosed in Section 3(hh) of the Disclosure Letter, the Guarantor and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Except as disclosed in Section 3(hh) of the Disclosure Letter, the Guarantor and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in Section 3(hh) of the Disclosure Letter, the Guarantor and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Guarantor and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Guarantor in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Guarantor’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Guarantor and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Guarantor presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Guarantor and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the  internal control over financial reporting of the Guarantor and its Subsidiaries.

(ii) No Disqualification Events.  With respect to the Note and the Warrants to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Guarantor, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Guarantor participating in the offering hereunder, any beneficial owner of 20% or more of the Guarantor’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Guarantor in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Guarantor has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Guarantor has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and will furnish to the Purchasers a copy of any disclosures provided thereunder.

(jj) The Company’s Recent Organization.  The Company was incorporated in New Jersey on March 2, 2018, has nominal assets and has not entered into any agreements prior to the date hereof or incurred any liabilities.  The Company’s sole shareholder is the Guarantor.

4.	Additional Agreements of the Parties

(a) Treasury Function.  The Company acknowledges that the Depository shall have the sole and exclusive right to determine the manner in which the proceeds of the Purchase Price is held (e.g. in Bitcoin, fiat currency or otherwise) and to make all short term investment decisions regarding the Note.

(b) Indemnification.  The Company and the Guarantor will indemnify and hold harmless the Purchaser and, if applicable, its directors, officers, employees, agents, advisors and shareholders (each, an “Indemnitee”), from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not  limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Guarantor or the Company contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Guarantor) or which otherwise involves such Indemnitee that arises out of or results from the willful misconduct or gross negligence of the Guarantor or the Company in connection with (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the sale of the Note, or (C) the status of the Holder either as an investor in the Guarantor pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief).  To the extent that the foregoing undertaking by the Guarantor or the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Legal Representation.  Each Party hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by such party (or had the opportunity to be represented by counsel).  Each Party further acknowledges and agrees, after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party.  No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(d) Right of First Refusal.  Except with respect to an Exempt Issuance, from the date hereof until the date that is the one (1) year anniversary of the Closing, upon any issuance by the Guarantor of its Common Stock, Common Stock equivalents or debt for cash consideration, or a combination of units thereof (a "Subsequent Financing"), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  Exempt Issuance shall mean: (i) shares of Common Stock, restricted stock units or standard options to purchase Common Stock issued to directors, officers, employees of or consultants to the Guarantor in their capacity as such pursuant to the 2017 Equity Incentive Plan (the "Plan") and shares of Common Stock issued upon exercise of the options , provided that) the exercise price of any such options is not lowered (except resulting from a stock dividend or stock split), none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Purchase; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to the Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to the Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to the Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to the Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects a the Purchaser; (iii) the Warrant Shares, ((iv) shares of Common Stock or other securities issued in connection with any commercial agreement or strategic acquisition or transaction whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital subject to the Purchaser's prior written approval, (v) shares of Common Stock and Warrants (including units consisting solely of Common Stock and Warrants) issued to a licensed broker-dealer acting as underwriter or placement agent as commissions or fees in a financing transaction subject to the Purchaser's prior written approval; and (vi) securities issued to _________ and Common Stock issued upon conversion, exercise or exchange of such securities to____________.

(i) At least three Trading Days prior to the closing of any Subsequent Financing, the Guarantor shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of the Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Guarantor shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. “Trading Day” means a day on which the principal Trading Market is open for trading “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any market operated by OTC Markets, Inc. (or any successors to any of the foregoing).

(ii) If the Purchaser desires to participate in such Subsequent Financing, the Purchaser must provide written notice to the Guarantor that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(iii) If notifications by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Guarantor may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(iv) The Guarantor must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4(d), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(v) The Guarantor and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any securities issued hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Purchaser.

(e) Securities Laws Disclosure; Publicity.  The Guarantor shall (a) by 9:00 a.m. (eastern time) on the third (3d) Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the

Commission within the time required by the Exchange Act.  The Guarantor and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Guarantor nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Guarantor, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Guarantor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Guarantor shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Guarantor shall provide the Purchasers with prior notice of such disclosure permitted under this Agreement.

(f) Events of Default.  The Company shall be in default under this Agreement upon the occurrence of any Event of Default as defined in the Note. Furthermore, any default under the terms, conditions, covenants, representations and warranties contained herein shall also be deemed to be an “Event of Default.”

5.     Representations and Warranties of the Purchasers.  The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company and the Guarantor as follows (unless as of a specific date therein):

(a) Organization; Authority.  Such Purchaser, if an entity, is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities. Such Purchaser is purchasing the Note and the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time such Purchaser was offered the Note and the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional Purchaser” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and, subject to the Guarantor’s need to comply with Regulation FD, has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company and the Guarantor concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and the Guarantor and their financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Guarantor possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Confidentiality.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) Estimates; Forward-Looking Statements.  The Purchaser acknowledges that any and all estimates or forward-looking statements or projections with which it may have been provided (collectively, the “Information”) were prepared by the Guarantor in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed, will not be updated by the Guarantor and should not be relied upon.  The Purchaser further acknowledges that any and all Information regarding the historical performance of the Guarantor is not necessarily indicative of future performance.

(h) No Representations.  No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its advisors, if any, in connection with the sale of the Note which is in any way inconsistent with the information contained in this Agreement.

(i) General Solicitation.  The Purchaser is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to our knowledge, any other general solicitation or general advertisement.

6.   Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, or against receipt thereof, email or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c).  Notices shall be deemed to have been received on the date of personal delivery or other receipt. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Guarantor:                              Sport Endurance, Inc.
101 Hudson Street, 21st Floor
Jersey City, New Jersey 07302
Attention: David Lelong
Email: david@sportendurancehq.com

If to the Company:                               Yield Endurance, Inc.
101 Hudson Street, 21st Floor
Jersey City, New Jersey 07302
Attention: David Lelong
Email: david@sportendurancehq.com

With a copy to:                    Nason, Yeager, Gerson, White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

If to the Purchaser:

With a copy to:

(d) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Cook in the State of Illinois, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made either (x) in the manner set forth in Section 6(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses; Legal Fees.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses, except that the Guarantor acknowledges and agrees to pay attorney’s fees to the Purchaser’s counsel in connection with the preparation of this Agreement, the Note and the transactions contemplated thereby as set forth in the Note.

(g) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPORT ENDURANCE INC.

By: __________________________________
     Name: David Lelong
     Title: Chief Executive Officer

YIELD ENDURANCE, INC.

By: __________________________________
     Name: David Lelong
     Title: Chief Executive Officer

By: __________________________________
     Name:
     Title:

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